UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
FOGHORN THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Foghorn Therapeutics Inc.

99 Coolidge Avenue, Ste 500

Watertown, MA 02472

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Foghorn Therapeutics Inc. (the “Company” or “Foghorn”) will be held on June 24, 2026, at 9 a.m. Eastern Time. The Annual Meeting will be a virtual-only meeting. In order to attend the Annual Meeting, you must register at www.proxydocs.com/FHTX. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access, and to vote and submit questions during, the Annual Meeting. Details regarding how to attend and vote at the Annual Meeting are more fully described in the Important Notice Regarding the Availability of Proxy Materials, your proxy card and our proxy statement.

The Annual Meeting will be held for the purpose of considering and voting on the following Company-sponsored proposals:

1.	To elect Douglas Cole, M.D., Balkrishan (Simba) Gill, Ph.D., and B. Lynne Parshall as Class III directors, each for a three-year term.

2.	To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026.

3.	To approve, on an advisory basis, the compensation of Foghorn’s named executive officers.

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of Foghorn’s named executive officers.

We will also consider and act upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof.

These proposals are more fully described in the proxy statement accompanying this notice. This notice, our proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025 can be accessed at the following website: www.proxydocs.com/FHTX.

April 27, 2026 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

Your vote is important. Whether or not you expect to attend the virtual-only Annual Meeting, we urge you to vote your shares by following the instructions in the Important Notice Regarding the Availability of Proxy Materials that you previously received and submit your proxy by the Internet or telephone or by signing, dating and returning your proxy card in order to ensure that your vote is recorded. If you choose to attend the virtual-only Annual Meeting, you may still vote your shares during the Annual Meeting, even if you have previously voted or returned your proxy by any of the methods described in our proxy statement. If your shares are held in a bank or brokerage account, please refer to the materials provided by your bank or broker for voting instructions.

All stockholders are extended a cordial invitation to attend the virtual-only Annual Meeting. Thank you for your ongoing support of and interest in Foghorn Therapeutics Inc.

By Order of the Board of Directors

Adrian Gottschalk

Chief Executive Officer

April 30, 2026

i

Foghorn Therapeutics Inc.

99 Coolidge Avenue, Ste 500

Watertown, MA 02472

PROXY STATEMENT FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 24, 2026 at 9 a.m. Eastern Time

This proxy statement, along with the accompanying Notice of 2026 Annual Meeting of Stockholders, contains information about the 2026 Annual Meeting of Stockholders of Foghorn Therapeutics Inc., including any adjournments or postponements of the meeting, which we refer to as the “Annual Meeting.” The Annual Meeting will be conducted virtually only, via live webcast, at 9 a.m. Eastern Time on June 24, 2026.

In this proxy statement, we refer to Foghorn Therapeutics Inc. as “Foghorn,” “the Company,” “we” and “us.”

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 30, 2026, we made available this proxy statement and the attached Notice of 2026 Annual Meeting of Stockholders to all stockholders entitled to vote at the Annual Meeting, and we began sending the Important Notice Regarding the Availability of Proxy Materials to those stockholders. Although not part of this proxy statement, we have also made available with this proxy statement our Annual Report on Form 10-K for the year ended December 31, 2025, containing our financial statements for the fiscal year ended December 31, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 24, 2026

This proxy statement and our Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxydocs.com/FHTX.

Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission (the “SEC”), at www.sec.gov, or in the “SEC Filings” tab of the “Investors” section of our website at https://foghorntx.com. You may also obtain a printed copy of our Annual Report on Form 10-K, free of charge, by sending a written request to: Foghorn Therapeutics Inc., 99 Coolidge Avenue, Ste 500, Watertown, MA 02472, Attention: Corporate Secretary. Exhibits, if any, will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of Foghorn Therapeutics Inc. is soliciting your proxy to vote at the virtual-only 2026 Annual Meeting of Stockholders to be held at 9 a.m. Eastern Time on June 24, 2026, via a live webcast, including any adjournments or postponements of the meeting, which we refer to as the Annual Meeting. This proxy statement along with the accompanying Notice of 2026 Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have made available to you the Notice of 2026 Annual Meeting of Stockholders, the proxy card, and a copy of our Annual Report on Form 10-K for the year ended December 31, 2025 because you owned shares of Foghorn common stock on the record date.

When were this proxy statement and the accompanying materials sent to stockholders?

On or about April 30, 2026, we began sending the Important Notice Regarding the Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

When is the record date for the Annual Meeting?

The Company’s Board of Directors has fixed the record date for the Annual Meeting as of the close of business on April 27, 2026. Only stockholders who owned our common stock at the close of business on April 27, 2026 are entitled to vote at the Annual Meeting.

How do I attend the virtual-only Annual Meeting?

In order to attend the Annual Meeting, you must register at www.proxydocs.com/FHTX. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number that is located on the proxy card or the Important Notice Regarding the Availability of Proxy Materials. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

Our Annual Meeting will begin promptly at 9 a.m. Eastern Time in a virtual meeting format on June 24, 2026. We encourage you to access the meeting prior to the start time. Online access will start 15 minutes before the meeting start time, and you should allow ample time to check your audio settings. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm.

What if I have technical difficulties accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the Annual Meeting log-in page.

How many votes can be cast by all stockholders?

A total of 58,713,922 shares of common stock of the Company were outstanding as of the close of business on April 27, 2026 and are entitled to be voted at the meeting. Each share of common stock is entitled to one vote on each matter.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card and to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Important Notice Regarding the Availability of Proxy Materials.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

By Internet	Follow the instructions in the Important Notice Regarding the Availability of Proxy Materials or on the proxy card.
By Telephone	Follow the instructions in the Important Notice Regarding the Availability of Proxy Materials or on the proxy card.
By Mail	Complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
In Person (Virtual)	You may also vote in person virtually by attending the meeting through www.proxydocs.com/FHTX. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your proxy card.

If your shares of common stock are held in street name through a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/FHTX. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

What are the Board’s recommendations on how to vote my shares?

The Board of Directors recommends a vote:

Proposal No. 1:	FOR the election of Douglas Cole, M.D., Balkrishan (Simba) Gill, Ph.D., and B. Lynne Parshall as Class III directors.

Proposal No. 2:	FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal No. 3:	FOR the approval, on an advisory basis, of the compensation of Foghorn’s named executive officers.

Proposal No. 4:	1 YEAR for the frequency of future advisory votes on the compensation of Foghorn’s named executive officers.

Who pays the cost for soliciting proxies?

Foghorn will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Foghorn may solicit proxies by mail, personal interview, telephone or via the Internet through its directors, officers and other management employees, who will receive no additional compensation for such services.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares on certain routine matters even if it does not receive instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal No. 2, which is considered a routine matter, but not on any other proposal.

Can I change my vote?

You may revoke your proxy at any time before it is voted by notifying the Corporate Secretary in writing, by returning a signed proxy with a later date, by transmitting a subsequent vote over the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility, or by attending the meeting and voting in person. If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers, bankers or other nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all proposals, such brokers or nominees do not have discretionary voting power to vote such shares), if any, will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

What vote is required to approve each item?

Proposal No. 1: Elect Class III Directors	As this is an uncontested election of directors, each director nominee must receive a greater number of shares voted FOR his or her election than votes AGAINST with respect to such election (also known as a “majority” of the votes cast) to be elected a director. You may vote either FOR the nominee or AGAINST the nominee. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote beneficial owners’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as broker non-votes. Such broker non-votes will have no effect on the results of this vote.

Proposal No. 2: Ratify Selection of Our Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote shares held in street name on this proposal without voting instructions from the beneficial owner. Accordingly, we do not expect broker non-votes for this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the Audit Committee of the Board of Directors will reconsider its selection.

Proposal No. 3: Approve, on an Advisory Basis, the Compensation of Our Named Executive Officers.	Because the proposal to approve, on an advisory basis, the compensation awarded to our named executive officers for the fiscal year ended December 31, 2025 is a non-binding, advisory vote, there is no required vote that would constitute approval. Despite the fact that this vote is non-binding, the Board and the Compensation Committee will take the results of the vote under advisement when making future decisions regarding the Company’s executive compensation program. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 3.

Proposal No. 4: Approve, on an Advisory Basis, the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers.	Because the proposal to approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers is a non-binding, advisory vote, there is no required vote that would constitute approval. Despite the fact that this vote is non-binding, the Board and the Compensation Committee will take the results of the vote under advisement when making future decisions regarding the frequency at which advisory votes to approve executive compensation will be conducted. The proxy card enables you to vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on Proposal 4. The voting frequency option that receives a majority of the votes cast affirmatively or negatively will be the frequency for the advisory vote on executive compensation that has been recommended by stockholders. In the event that no option receives a majority of the votes cast, the Board will consider the option that receives the highest number of votes as the recommended choice of the stockholders. Abstentions and broker non-votes will have no effect on the results of the vote on Proposal 4.

Could other matters be decided at the Annual Meeting?

Foghorn does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote the shares represented by such proxies. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

What happens if the meeting is postponed or adjourned?

Subject to the provisions of our bylaws, your proxy may be voted at the postponed or adjourned meeting. You will still be able to change your proxy until it is voted.

What does it mean if I receive more than one Important Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form?

It means that you have multiple accounts at the transfer agent or with a broker or other nominee. Please vote in accordance with the instructions set forth in the Important Notice Regarding the Availability of Proxy Materials, proxy card or voting instruction form with respect to all of your shares.

Whom should I contact if I have any additional questions?

If you hold your shares directly, please contact Michael LaCascia, Corporate Secretary of the Company, at mlacascia@foghorntx.com. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save Foghorn the cost of producing and mailing these documents by following the instructions provided when you vote over the Internet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of April 20, 2026 (unless otherwise specified), with respect to the beneficial ownership of our common stock by each person who is known to own beneficially more than 5% of the outstanding shares of common stock, each person currently serving as a director, each nominee for director, each named executive officer (as set forth in the Summary Compensation Table below) and all directors and executive officers as a group. The number of shares beneficially owned by each entity or person is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 20, 2026, through the exercise of any stock options, warrants or other rights. Except as otherwise indicated, and subject to applicable common property laws, the persons in the table have sole voting and investment power with respect to all shares of common stock held by that person.

Shares of common stock subject to options, warrants or other rights that are now exercisable or are exercisable within 60 days after April 20, 2026, are considered outstanding for purposes of computing the percentage ownership of the persons holding these options, warrants or other rights but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person. As of April 20, 2026, there were 58,711,841 shares of common stock outstanding. Unless otherwise indicated, the address for each beneficial owner is c/o Foghorn Therapeutics Inc., 99 Coolidge Avenue, Suite 500, Watertown, MA 02472.

Name and address of beneficial owner 5% or greater stockholders:	Number of Shares	Percentage of Shares
Funds affiliated with Flagship Pioneering, Inc. (1)	17,145,056	27.14
Entities affiliated with Biotechnology Value Fund (2)	6,092,341	10.33
Entities affiliated with Fidelity Investments (3)	6,434,877	10.96
Eli Lilly and Company (4)	4,000,000	6.81
Deerfield Partners LP (5)	3,680,451	6.27
Cigall Kadoch, Ph.D. (6)	3,652,909	6.22
Directors and named executive officers:
Adrian Gottschalk (7)	2,753,387	4.52
Douglas G. Cole, M.D. (8)	85,530	*
Scott Biller, Ph.D. (9)	180,124	*
Stuart Duty (10)	16,667	*
Neil J. Gallagher, M.D., Ph.D. (11)	16,667	*
Balkrishan (Simba) Gill, Ph.D. (12)	226,779	*
Thomas Lynch, M.D. (13)	89,000	*
Michael Mendelsohn, M.D. (14)	180,124	*
B. Lynne Parshall (15)	89,000	*
Ian Smith (16)	233,963	*
Steven Bellon, Ph.D. (17)	637,142	1.08
Alfonso Quintás-Cardama, M.D. (18)	259,183	*
All executive officers and directors as a group (16 persons) (19)	5,743,357	9.02

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)

Consists of (i) 9,330,878 shares of common stock held by Flagship Ventures Fund V, L.P. (“Flagship Fund V”); (ii) 1,491,441 shares of common stock held by Flagship Ventures Opportunities Fund I, L.P. (“Flagship Opportunities Fund I”); (iii) 1,851,801 shares of common stock, excluding 1,814,914 shares underlying certain pre-funded warrants issued in May 2024 held by Flagship Pioneering Special Opportunities Fund II, L.P, (“Flagship Opportunities Fund II,”); (iv) 2,235,468 shares underlying certain pre-funded warrants issued in January 2026 and 2,235,468 shares underlying certain series warrants issued in January 2026, excludes 1,814,915 shares underlying certain pre-funded warrants issued in May 2024, each held by Flagship Pioneering Fund VII, L.P. (“Flagship Fund VII,” and together with Flagship Opportunities Fund I, Flagship Opportunities Fund II and Flagship Fund V, the “Flagship Funds”). Flagship Ventures Fund V General Partner LLC (“Fund V GP”) is the general partner of Flagship Fund V. Flagship Ventures Opportunities Fund I General Partner LLC (“Opportunities Fund I GP”) is the general partner of Flagship Opportunities Fund I. Flagship Ventures Opportunities Fund II General Partner LLC (“Opportunities Fund II GP”) is the general partner of Flagship Opportunities Fund II. Flagship Pioneering Fund VII General Partner LLC (“Flagship Fund VII GP”) is the general partner of Flagship Pioneering Fund VII. Flagship Pioneering, Inc. (“Flagship Pioneering” and together with Opportunities Fund I GP, Opportunities Fund II GP, Fund V GP and Flagship Fund VII GP, the “Flagship General Partners”) is the manager of Opportunities Fund II GP and Flagship Fund VII GP. Noubar B. Afeyan, Ph.D. is the CEO, sole shareholder and director of Flagship Pioneering and serves as the sole manager of Fund V GP and Opportunities Fund I GP and may be deemed to beneficially own the shares directly held by the Flagship Funds. Neither Dr. Afeyan or the Flagship General Partners directly own any of the shares held by the Flagship Funds and each of the Flagship General Partners and Dr. Afeyan disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interest therein. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge, Massachusetts 02142. This information is based solely on amendment No. 2 Schedule 13D filed by the Flagship Funds, the Flagship General Partners and Dr. Afeyan with the SEC on January 13, 2026.
(2)

Consists of (i) 3,390,138 shares of common stock, including 250,341 shares underlying certain pre-funded warrants held by Biotechnology Value Fund, L.P (“BVF”) and excluding 1,260,607 shares underlying certain pre-funded warrants issued in May 2024, 1,701,650 shares underlying certain pre-funded warrants issued in January 2026 and 2,045,270 shares underlying certain series warrants issued in January 2026, each held by it; (ii) 2,352,485 shares of common stock, excluding 1,183,320 shares underlying certain pre-funded warrants issued in May 2024, 1,244,640 shares underlying certain pre-funded warrants issued in January 2026 and 1,407,260 shares underlying certain series warrants issued in January 2026, each held by Biotechnology Value Fund II, L.P. (“BVF2”); (iii) 252,700 shares of common stock, excluding 122,022 shares underlying certain pre-funded warrants issued in May 2024, 191,903 shares underlying certain pre-funded warrants issued in January 2026 and 218,788 shares underlying certain series warrants issued in January 2026, each held by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”); and (iv) 97,018 shares of common stock held and excluding 48,710 shares underlying certain pre-funded warrants issued in May 2024, 47,589 shares underlying certain pre-funded warrants issued in January 2026 and 54,464 shares underlying certain series warrants issued in January 2026, each held by MSI BVF SPV, LLC or Partners Managed Account (“BVF PMA” and together with BVF, BVF2, and Trading Fund OS, the “BVF Funds”). The mailing address of BVF and BVF2 is 44 Montgomery St., 40th Floor San Francisco, California 94104. The mailing address of Trading Fund OS and BVF PMA is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands. This information is based in part on a Schedule 13G filed by the BVF Funds with the SEC on May 30, 2024.

(3)

These numbers exclude 745,158 shares underlying series warrants issued in January 2026. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (“Fidelity Funds”) advised by Fidelity Management & Research

Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210. This information is based in part on Amendment No. 5 to Schedule 13G filed by FMR LLC and its affiliates with the SEC on February 12, 2025, which reported ownership as of December 31, 2024.
(4)

Consists of 4,000,000 shares of common stock held directly by Eli Lilly and Company. This information is based solely on a Schedule 13G filed by Eli Lilly and Company with the SEC on December 13, 2021.

(5)

Consists of 3,680,451 shares of common stock held by Deerfield Partners, L.P. This number excludes 745,156 shares underlying series warrants issued in January 2026.The address of Deerfield Partners, L.P. is 345 Park Avenue South, 12th Floor, New York, NY 10010. This information is based in part on a Schedule 13G filed by Deerfield Partners, L.P. with the SEC on September 20, 2024.

(6)

Consists of (i) 3,329,379 shares of common stock held by the Cigall Kadoch Revocable Trust of 2021, of which Dr. Kadoch is the sole trustee, (ii) 295,000 shares of common stock held directly by Dr. Kadoch, and (iii) options to purchase 28,530 shares of common stock that are exercisable within 60 days of April 20, 2026.

(7)

Consists of (i) 270,912 shares of common stock held by the Adrian H. Gottschalk Living Trust, of which Mr. Gottschalk is the trustee, (ii) 240,792 shares held by the Adrian H. Gottschalk 2025 Grantor Retained Annuity Trust, of which Mr. Gottschalk is the trustee, and (iii) options to purchase 2,241,683 shares of common stock that are exercisable within 60 days of April 20, 2026 held directly by Mr. Gottschalk.

(8)

Consists of options to purchase 85,530 shares of common stock that are exercisable within 60 days of April 20, 2026. Dr. Cole is a managing partner of Flagship Pioneering but has no voting or investment power with respect to the securities described in footnote 1.

(9)	Consists of options to purchase 180,124 shares of common stock that are exercisable by Dr. Biller within 60 days of April 20, 2026.
(10)	Consists of options to purchase 16,667 shares of common stock that are exercisable by Mr. Duty within 60 days of April 20, 2026.
(11)	Consists of options to purchase 16,667 shares of common stock that are exercisable by Dr. Gallagher within 60 days of April 20, 2026.
(12)	Consists of (i) 34,061 shares of common stock held directly by Dr. Gill and (ii) options to purchase 192,718 shares of common stock that are exercisable within 60 days of April 20, 2026.
(13)	Consists of options to purchase 89,000 shares of common stock that are exercisable by Dr. Lynch within 60 days of April 20, 2026.
(14)	Consists of options to purchase 180,124 shares of common stock that are exercisable by Dr. Mendelsohn within 60 days of April 20, 2026.
(15)	Consists of options to purchase 89,000 shares of common stock exercisable by Ms. Parshall within 60 days of April 20, 2026.
(16)	Consists of (i) 72,072 shares of common stock held directly by Mr. Smith and (ii) options to purchase 161,891 shares of common stock that are exercisable within 60 days of April 20, 2026.
(17)

Consists of (i) 101,957 shares of common stock held directly by Dr. Bellon, (ii) 50,000 shares held by the Steven F. Bellon 2021 Irrevocable Trust, and (iii) options to purchase 485,185 shares of common stock that are exercisable by Dr. Bellon within 60 days of April 20, 2026.

(18)	Consists of options to purchase 259,183 shares of common stock exercisable by Dr. Quintás-Cardama within 60 days of April 20, 2026.
(19)	Includes options to purchase an aggregate of 4,973,563 shares of common stock exercisable within 60 days of April 20, 2026.

MANAGEMENT AND CORPORATE GOVERNANCE

BOARD COMPOSITION AND STRUCTURE

In accordance with our amended and restated certificate of incorporation, our Board of Directors is divided into three classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose terms are then expiring, to serve from the time of election and qualification until the third annual meeting following their election or until their earlier death, resignation or removal. Our directors are divided among the three classes as follows:

The Class I directors are Scott Biller, Thomas J. Lynch and Michael Mendelsohn, and their terms will expire at our 2027 annual meeting of stockholders.

The Class II directors are Stuart Duty, Neil J. Gallagher, M.D., Ph.D., Adrian Gottschalk, and Ian F. Smith, and their terms will expire at our 2028 annual meeting of stockholders.

The Class III directors are Douglas G. Cole, Balkrishan (Simba) Gill and B. Lynne Parshall, and their terms will expire at our 2026 annual meeting of stockholders.

Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

DIRECTOR BIOGRAPHIES

Information concerning our directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that led to the Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director.

DIRECTORS WITH TERMS EXPIRING IN 2027 (CLASS I DIRECTORS)

Scott Biller, Ph.D., 70, has served as a member of our Board of Directors since January 2020. Since 2021, Dr. Biller has served as Executive Venture Partner at the venture capital fund GV. He previously served as the Chief Scientific Officer of Agios Pharmaceuticals from September 2010 to December 2019. Dr. Biller is also currently the sole proprietor of Biller Consulting, a consulting company serving the biopharmaceutical industry since 2020. From 2003 to 2010, Dr. Biller was Vice President and Head of Global Discovery Chemistry at the Novartis Institutes for Biomedical Research. Prior to that, Dr. Biller held the positions of Vice President, Pharmaceutical Candidate Optimization at the Bristol Myers Squibb, or BMS, Pharmaceutical Research Institute and Executive Director of Drug Discovery chemistry for the BMS research site in Lawrenceville, New Jersey. Since June 2020, Dr. Biller has served on the Board of Directors of Remix Therapeutics and, from February 2021 to December 2025, served on the Board of Directors of Rome Therapeutics. In 2022, Dr. Biller joined the Board of Directors of OMass Therapeutics in Oxford, U.K. Dr. Biller earned a S.B. degree from the Massachusetts Institute of Technology, a Ph.D. from Caltech and was an NIH Postdoctoral Fellow at Columbia University in natural product synthesis. We believe Dr. Biller is qualified to serve on our Board of Directors because of his extensive experience in drug discovery and development and his significant leadership experience in the biotechnology industry.

Thomas J. Lynch, Jr., M.D., 65, has served as a member of our Board of Directors since October 2022. Dr. Lynch is a world-renowned scientist, highly respected oncologist and successful leader of National Cancer Institute-Designated Comprehensive Cancer Centers. Since February 2020, Dr. Lynch has served as president and director of Fred Hutchinson Cancer Research Center, where he sets the strategic direction of the center, oversees center-wide initiatives and represents the Hutch’s interests to major partners and governmental bodies. He also directs the Fred Hutch/University of Washington Cancer Consortium and is principal investigator of its Cancer Center Support Grant. Before taking over as the Hutch’s sixth president, Dr. Lynch was most recently chief scientific officer of Bristol-Myers Squibb from March 2017 to October 2019. Prior to that he held leadership roles as CEO of Massachusetts General Physicians Organization from September 2015 to March 2017, director of Yale Cancer Center and physician-in-chief at Yale’s Smilow Cancer Hospital from April 2009 through March 2015. Prior to those positions, Dr. Lynch was chief of hematology-oncology at Massachusetts General Hospital and professor of medicine at Harvard Medical School. Dr. Lynch is a member of the American Association for Cancer Research, the American Society of Clinical Oncology, and the International Association for the Study of Lung Cancer. Earlier in his career he was part of the first research team to discover how targeted therapies could dramatically change outcomes for lung cancer patients with mutations in the EGFR, or epidermal growth factor receptor, gene. We believe Dr. Lynch is qualified to serve on our Board of Directors because of his extensive experience as a clinician and scientist, as well as his leadership experience in the oncology space.

Michael Mendelsohn, M.D., 71, has served as a member of our Board of Directors since April 2017. Dr. Mendelsohn is also the Founder, Board Director, and Chief Strategy Officer, of Cardurion Pharmaceuticals, where he has served since May 2016. Since November 2022, Dr. Mendelsohn has served as a member of the board of Broadview Ventures. From December 2014 to December 2018, Dr. Mendelsohn served at Ironwood Pharmaceuticals as a member of the pharmaceuticals advisory committee for the chief scientific officer and president of R&D. From May 2014 to July 2017, Dr. Mendelsohn was a venture partner for SV Health Investors. From June 2010 to November 2013, Dr. Mendelsohn served as Senior Vice President and Global Head of Cardiovascular Research at Merck Research Laboratories. Dr. Mendelsohn is a Professor of Medicine and Cardiology at Tufts Medical Center and Tufts University School of Medicine, where he founded and was the executive director of the Molecular Cardiology Research Institute from 1997 to 2010. From 2008 to 2010, he also served as Chief Scientific Officer at Tufts. From 1987 to 1993, Dr. Mendelsohn was a member of the faculty of the Cardiovascular Division at Brigham and Women’s Hospital and Harvard Medical School. Dr. Mendelsohn received a B.A. in Chemistry and English from Amherst College and an M.D. from Harvard Medical School. We believe Dr. Mendelsohn is qualified to serve on our Board of Directors because of his extensive experience as a clinician and scientist, along with experience and insights as an active advisor and consultant to leadership in research and development for multinational biopharmaceutical companies.

DIRECTORS WITH TERMS EXPIRING IN 2028 (CLASS II DIRECTORS)

Stuart Duty, 61, has served as a member of our Board of Directors since May 2025. Mr. Duty is an experienced financial executive with over 30 years of experience in finance and investment banking. Mr. Duty has served as a director on the boards of Achieve Life Sciences, Inc. and EyePoint Pharmaceuticals, Inc. since 2023 and on the board of Milestone Pharmaceuticals, Inc. since July 2024. Previously, Mr. Duty was a Senior Managing Director of Guggenheim Securities, LLC, a global investment, and advisory financial services firm, from June 2012 to March 2023. He also served as Managing Director, Co-Head, Healthcare Investment Banking at Piper Jaffray Companies, a global investment firm, from 2007 to 2012, as the Chief Operating Officer of Oracle Partners, L.P., a private healthcare focused investment fund, from 2002 to 2007, as Managing Director, Co-Head, Healthcare Investment Banking at Piper Jaffray, Inc., an global investment bank, from 1992 to 2002, as Managing Director, Healthcare Investment Banking at Montgomery Securities, an investment bank, from 1993 to 1999 and as the Director of Business Development at Curative Technologies, Inc., a biotherapeutics company, from 1992 to 1993. Mr. Duty holds a B.A. in Biochemistry from Occidental College and an M.B.A. from Harvard Business School. We believe Mr. Duty is qualified to serve on our Board of Directors due to his extensive experience in the banking and finance industry.

Neil Gallagher, M.D., Ph.D., 62, has served as a member of our Board of Directors since May 2025. Dr. Gallagher served as the President, Head of Research and Development at Syndax Pharmaceuticals from April 2023 to June 2025. Previously, he served as Chief Medical Officer, Vice President, Head of Development at

AbbVie Inc. from January 2020 to April 2023, where he led multiple development programs through approval globally and oversaw asset strategy and portfolio management across several therapeutic areas. Dr. Gallagher also served as AbbVie’s Head of Global Oncology Development from November 2017 to December 2019. Prior to joining AbbVie, he served as Head of Development for Oncology and Inflammation at Amgen from May 2016 to October 2017 and spent a decade at Novartis leading several development and clinical programs across the portfolio. Earlier in his career, he was a Senior Medical Director at AstraZeneca and later Director of Clinical Development at Astex Therapeutics. He currently serves on the board of directors of Zymeworks Inc., a publicly-traded biotechnology company. Dr. Gallagher completed his Fellowship in Gynecological Oncology at the Institute for Cancer Studies, University of Birmingham, United Kingdom and received his medical degree from Trinity College, Dublin. We believe Dr. Gallagher is qualified to serve on our Board of Directors because of his experience in the pharmaceutical and biotechnology sectors and in drug development.

Adrian Gottschalk, 50, has served as our President, Chief Executive Officer and as a member of our Board of Directors since May 2017. Prior to joining Foghorn and since 2004, Mr. Gottschalk worked at Biogen Inc. where he was most recently a Senior Vice President and Neurodegeneration Therapeutic Area Head from November 2015 to May 2017. In this role, he was responsible for the late-stage development and commercialization of medicines for Alzheimer’s disease, Parkinson’s disease, and amyotrophic lateral sclerosis, or ALS. Mr. Gottschalk holds a B.S. from Texas A&M University, an MBA from the Sloan School of Management at the Massachusetts Institute of Technology and an M.S. from the joint Harvard Medical School / Massachusetts Institute of Technology Division of Health Sciences & Technology (HST) Biomedical Enterprise Program. We believe that Mr. Gottschalk’s experience as our President and Chief Executive Officer along with 20 years of experience in the biotechnology field provides him with the qualifications and skills necessary to serve as a member of our Board of Directors.

Ian F. Smith, 60, has served as a member of our Board of Directors since April 2021. Mr. Smith currently serves as CEO of Stoke Therapeutics, a position he has held since October 2025, and has served as a board member of the company since 2023. He has also served as Executive Chair of the board of directors of Solid Biosciences since April 2020, as Board Chair of Rivus Pharmaceuticals since November 2023, as a board member of Alkeus Pharmaceuticals since December 2022, and as a board member of Odyssey Therapeutics since October 2024. Mr. Smith is also a Senior Advisor to Bain Capital Life Sciences. Prior to his current roles, Mr. Smith was Executive Vice President and Chief Operating Officer of Vertex Pharmaceuticals from September 2017 to January 2019 and prior to that served as Chief Financial Officer from October 2001 to September 2017. Prior to 2001, Mr. Smith was a partner in the Life Science and Technology Practice of the accounting firm Ernst & Young LLP. Mr. Smith received a B.A. with honors in accounting and finance from Manchester Metropolitan (UK). We believe Mr. Smith is qualified to serve on our Board of Directors due to his knowledge and experience across multiple roles in the biotechnology industry.

DIRECTOR NOMINEES (CLASS III DIRECTORS)

Douglas Cole, M.D., 65, has served as a member of our Board of Directors since October 2015. Dr. Cole joined Flagship Pioneering, which conceives, creates, resources and develops first-in-category bioplatform companies, in 2001, and is currently a Managing Partner focused on life science investments. Dr. Cole currently serves on the board of directors of private companies. From 2020 to 2025 Dr. Cole served on the board of directors of Sana Biotechnology and from 2015 to 2023, he served on the boards of directors of Denali Therapeutics and Sigilon Therapeutics, each a public life sciences company. Dr. Cole received his M.D. from the University of Pennsylvania School of Medicine and his A.B. in English from Dartmouth College. We believe Dr. Cole is qualified to sit on our Board of Directors given his substantial experience as an investor in emerging biopharmaceutical and life sciences companies as well as his experience serving on the boards of directors of multiple public and private biopharmaceutical companies.

Balkrishan (Simba) Gill, Ph.D., 62, has served as a member of our Board of Directors since July 2017. Dr. Gill is the Executive Chairman of Serina Therapeutics since 2024 and the Executive Chairman of Sensorium Therapeutics since 2025. Dr. Gill was the CEO of Evelo Biosciences from 2015 to 2023. During the same period

Dr. Gill was a special advisor and senior partner at Flagship Pioneering, an innovation enterprise that conceives, creates, resources and develops first-in-category life sciences companies. From 2016 to 2019, Dr. Gill served on the board of directors of Realm Therapeutics PLC. Dr. Gill received his Ph.D. from King’s College, London and his MBA from INSEAD. We believe Dr. Gill is qualified to serve on our Board of Directors due to his knowledge and experience in the venture capital and pharmaceutical industries.

B. Lynne Parshall, 72, has served as a member of our Board of Directors since August 2022. She has also served as a Director of Ionis Pharmaceuticals, Inc. since September 2000 and as a Senior Strategic Advisor to Ionis from January 2018 to December 2022. Previously she served as Ionis’s Chief Operating Officer from December 2007 through January 2018 and as its Chief Financial Officer from June 1994 through December 2012. She also served as its Corporate Secretary through 2014 and served with Ionis in various executive roles since November 1991. Prior to joining Ionis, Ms. Parshall practiced law at Cooley LLP, where she was a partner from 1986 to 1991. Ms. Parshall has also served as the CEO of Lyme Pinnacle Consulting LLC, a strategic consulting firm in the life sciences industry, since 2018. Ms. Parshall has served on the boards of directors of Cytokinetics, Inc., a public biopharmaceutical company, since February 2013; Repertoire Immune Medicines, Inc., a private company in the life sciences industry, since 2021; Ring Therapeutics, Inc., a private company in the life sciences industry, since 2022; Alltrna, Inc., a private company in the life sciences industry since 2023; and Celdara Medical, LLC, a private company in the life sciences industry, since 2023. Ms. Parshall received her NACD Directorship Certification in 2023 and her NACD Cybersecurity Expert Certification in 2024. Ms. Parshall received a B.A. from Harvard University and her J.D. from Stanford University. We believe Ms. Parshall is qualified to serve on our Board of Directors due to her knowledge and experience in the life sciences industry as well as her experience serving as a director on other public and private company boards.

Director Independence

Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of its initial public offering. In addition, the Nasdaq Stock Market rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the Nasdaq Stock Market rules, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under Nasdaq Stock Market rules and the Exchange Act rules.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that each of our directors, with the exception of Mr. Gottschalk, is an “independent director” as defined under applicable rules of the Nasdaq Stock Market, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. In making such determination, our Board of Directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Mr. Gottschalk is not an independent director under these rules because he is our President and Chief Executive Officer.

Board Membership Criteria

Our Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board of Directors criteria for Board membership and, consistent with those criteria, recommending to the Board of Directors director candidates and nominees for the next annual meeting of stockholders. As reflected in our Corporate Governance Guidelines, it is the policy of the Board of Directors that all directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company’s stockholders. The Board of Directors believes that each director should possess the requisite ability, judgment and experience to oversee the Company’s business, and should contribute to the overall diversity of the Board of Directors. The Board of Directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and anticipated future needs. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law. The Nominating and Corporate Governance Committee does not have a written policy regarding stockholder nominations, but it has determined that it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws.

Board Meetings and Attendance

The Board of Directors held seven meetings during the year ended December 31, 2025. Each of the then serving directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2025 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).

The non-employee directors met in executive session during each of the regularly scheduled Board of Directors meetings during the year ended December 31, 2025.

Director Attendance at Annual Meeting of Stockholders

Two directors attended our 2025 annual meeting, which was held as a virtual-only meeting.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between the interests of directors, officers or employees, on the one hand, and those of stockholders, on the other. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when a director, officer or employee is aware of material, non-public information or otherwise is not permitted to trade in company securities. Our insider trading policy expressly prohibits short sales, purchases or sales of puts, calls or other derivative securities of the Company, engaging in any other hedging transaction with respect to the Company’s securities, using the Company’s securities in a margin account and pledging the Company securities as collateral, in each case by our directors, officers, employees and certain contractors and consultants.

Role of the Board in Risk Oversight

Our Board of Directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board of Directors is responsible for general oversight of risks and regular review of information regarding our risks, including liquidity risks and operational risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The Nominating and Corporate Governance committee is responsible for overseeing the management of risks associated with the independence of our Board of Directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through discussions from committee members about such risks. Our Board of Directors believes its administration of its risk oversight function has not negatively affected our Board of Directors’ leadership structure.

BOARD COMMITTEES

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates pursuant to a charter adopted by our Board of Directors. The Board of Directors may also establish other committees from time to time to assist us and the Board of Directors in their duties. The composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, the Nasdaq Stock Market and the Exchange Act. Each committee’s charter is available on the corporate governance section of our website at https://foghorntx.com.

The following table describes which directors serve on each of the Board of Directors’ committees.

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Adrian Gottschalk
Douglas G. Cole, M.D (1).			X		X	(2)
Scott Biller, Ph.D.
Stuart Duty.	X
Neil J. Gallagher, M.D., Ph.D..
Balkrishan (Simba) Gill, Ph.D.(1)	X		X	(2)
Thomas J. Lynch, Jr., M.D.					X
Michael Mendelsohn, M.D.			X
Ian F. Smith			X
B. Lynne Parshall (1)	X	(2)			X

(1)	Nominated for election at the Annual Meeting. See Proposal No. 1.
(2)	Chair of the committee.

Audit Committee

Our Audit Committee is composed of Stuart Duty, Balkrishan (Simba) Gill, and B. Lynne Parshall, with Ms. Parshall serving as Chair of the committee. The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of Nasdaq. The Board of Directors has determined that each of Mr. Duty, Dr. Gill and Ms. Parshall is an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;

•	reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations;

•

coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;

•	discussing our risk management policies with management;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving any related person transactions;

•	overseeing our guidelines and policies governing risk assessment and risk management;

•	overseeing the integrity of our information technology systems, process and data;

•	preparing the audit committee report required by SEC rules;

•	reviewing and assessing, at least annually, the adequacy of the Audit Committee’s charter; and

•	performing, at least annually, an evaluation of the performance of the Audit Committee.

During the year ended December 31, 2025, the Audit Committee met four times. Mr. Duty was appointed to the Audit Committee in May 2025.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Douglas G. Cole, Thomas J. Lynch, and B. Lynne Parshall, with Dr. Cole serving as Chair of the committee. Our Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board of Directors consistent with criteria approved by the board and receiving nominations for such qualified individuals;

•	recommending to our Board of Directors the persons to be nominated for election as directors and to each of its committees;

•	establishing a policy under which our shareholders may recommend a candidate to the Nominating and Corporate Governance Committee for consideration for nomination as a director;

•	reviewing and recommending committee slates on an annual basis;

•	recommending to our Board of Directors qualified candidates to fill vacancies on our Board of Directors;

•	developing and recommending to our Board of Directors a set of corporate governance principals applicable to us and reviewing the principles on at least an annual basis;

•	reviewing and making recommendations to our Board of Directors with respect to our board leadership structure and board committee structure;

•	reviewing, in concert with our Board of Directors, our policies with respect to significant issues of corporate public responsibility;

•	making recommendations to our Board of Directors processes for annual evaluations of the performance of our Board of Directors, our chief executive officer and committees of our Board of Directors;

•

overseeing the process for annual evaluations of our Board of Directors, chief executive officer and committees of our Board of Directors and certifying that performance of our chief executive officer and other members of executive management is being properly evaluated;

•	considering and reporting to our Board of Directors any questions of possible conflicts of interest of members of our Board of Directors;

•	providing new director orientation and continuing education for existing directors on a periodic basis;

•	overseeing the maintenance and presentation to our Board of Directors of management’s plans for succession to senior management positions in the Company;

•	reviewing and assessing, at least annually, the adequacy of the Nominating and Corporate Governance Committee’s charter; and

•	performing, on an annual basis, an evaluation of the performance of the Nominating and Corporate Governance Committee.

During the year ended December 31, 2025, the Nominating and Corporate Governance Committee met four times. Dr. Lynch was appointed to the Nominating and Corporate Governance Committee in May 2025.

Compensation Committee

Our Compensation Committee is composed of Balkrishan (Simba) Gill, Douglas G. Cole, Michael Mendelsohn and Ian Smith, with Dr. Gill serving as Chair of the committee. The Board of Directors has determined that each member of the Compensation Committee is “independent” as defined under the applicable listing standards of Nasdaq and meets the independence criteria set forth in Rule 10C-1 under the Exchange Act. Our Compensation Committee’s responsibilities include:

•	assisting our Board of Directors in developing and reviewing potential candidates for executive positions;

•	reviewing our overall compensation strategy, including base salary, incentive compensation and equity-based grants;

•

reviewing, determining and approving corporate, individual and other goals and objectives relevant to the compensation of our Chief Executive Officer and approving the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	reviewing and making recommendations to the Board of Directors with respect to director compensation;

•	overseeing and administering our cash and equity incentive plans;

•

reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for our executive officers and directors;

•	reviewing and approving all employment contracts and other compensation, severance and change-in-control arrangements for our executive officers;

•	recommending to our Board of Directors any stock ownership guidelines for our executive officers and non-employee directors;

•	retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other advisor, and determining the compensation and independence of such consultant or advisor;

•	preparing, if required, the compensation committee report on executive compensation for inclusion in our annual proxy statement in accordance with the proxy rules;

•	monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;

•	overseeing our compliance with applicable SEC rules regarding shareholder approval of certain executive compensation matters;

•	reviewing the risks associated with our compensation policies and practices;

•	reviewing and assessing, at least annually, the adequacy of the Compensation Committee’s charter; and

•	performing, on an annual basis, an evaluation of the performance of the Compensation Committee.

During the year ended December 31, 2025, the Compensation Committee met five times. Mr. Smith was appointed to the Compensation Committee in April 2026.

Compensation Consultant
As a part of determining compensation for our executive officers and directors, the Compensation Committee engaged Pay Governance, LLC (“Pay Governance”) as its independent compensation consultant during 2025. Pay Governance provided analysis and recommendations to the Compensation Committee regarding cash and equity compensation for such officers and directors.
In determining to engage Pay Governance, the Compensation Committee considered its independence, taking into consideration relevant factors, including the absence of other services provided to the Company, the amount of fees the Company paid to Pay Governance as a percentage of its respective total revenue, Pay Governance’s policies and procedures that are designed to prevent conflicts of interest, any business or personal relationship any individual compensation advisor has with an executive officer of the Company, any business or personal relationship any individual compensation advisor has with any member of the Compensation Committee and any stock of the Company owned by Pay Governance or its individual compensation advisors. The Compensation Committee determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Pay Governance and its individual compensation advisors as compensation consultants to the Compensation Committee has not created any conflicts of interest, and that Pay Governance is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.
Delegation of Authority and the Role of Management
The Compensation Committee may delegate to subcommittees, consisting of one or more members of the Compensation Committee, any of the responsibilities of the full committee.
Our Chief Executive Officer makes compensation-related recommendations to the Compensation Committee with respect to annual base salary, target bonus opportunities and long-term incentive award grants for the named executive officers (other than himself). No member of the management team, including our Chief Executive Officer, has a role in determining his or her own compensation.
Code of Ethics and Conduct
We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the investor section of our website. In addition, we intend to post on our website all disclosures that are required by law or listing rules concerning any amendments to, or waivers from, any provision of the code.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale and other disposition of our securities by directors, officers, and employees that is designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards, as well as procedures designed to further the foregoing purposes. In addition, it is our intent to comply with applicable laws and regulations relating to trading in our securities. A copy of our Insider Trading Policy was filed as Exhibit 19 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
Policy on Clawback and Recovery of Compensation
In 2023, we adopted a clawback policy (the “Clawback Policy”) in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable Nasdaq listing standards, which covers our current and former executive officers. Under the Clawback Policy, if there is a restatement of our financial results due to material noncompliance with financial reporting requirements, certain incentive-based compensation paid or awarded to covered executives will be subject to reduction and/or repayment if the amount of such compensation was calculated based upon the achievement of financial results that were the subject of the restatement and the amount of such compensation that would have been received by the covered executives had the financial results been properly reported would have been lower than the amount actually awarded.

EXECUTIVE OFFICERS

Below is a list of the names, ages as of April 30, 2026, and positions, and a brief account of the business experience of the individuals who serve as our executive officers.

Name	Age	Position
Adrian Gottschalk	50	Chief Executive Officer and Director (Class II)
Ryan Maynard	56	Chief Financial Officer
Steven Bellon, Ph.D.	61	Chief Scientific Officer
Carlos Costa	53	Chief People Officer
Michael LaCascia	61	Chief Legal Officer
Alfonso Quintás-Cardama, M.D.	55	Chief Medical Officer
Anna Rivkin, Ph.D.	52	Chief Business Officer

EXECUTIVE OFFICER BIOGRAPHIES

Biographical information for Adrian Gottschalk, our Chief Executive Officer and President, is included herein under “Director Biographies—Directors with Terms Expiring in 2028 (Class II Directors).”

Ryan Maynard has served as our Chief Financial Officer since February 2026. He previously served as Chief Financial Officer of Cara Therapeutics, Inc., a publicly-traded commercial-stage biopharmaceutical company, from September 2022 to 2025. Prior to that role he served as the Chief Financial Officer of Paulus Holdings Ltd. d/b/a LetsGetChecked, a global healthcare solutions company, from October 2019 to March 2022, as the Chief Financial Officer of Blade Therapeutics, Inc., a privately held biotechnology company, from February 2018 to June 2019, and as Chief Financial Officer of Rigel Pharmaceuticals, Inc, a public biotechnology company, from 2001 to 2017. Mr. Maynard started his career at Ernst and Young LLP., where he earned his CPA. He holds a B.S. in Commerce–Accounting from Santa Clara University.

Steven Bellon, Ph.D., has served as our Chief Scientific Officer since January 2022. He previously served in the role of Senior Vice President, Drug Discovery, since October 2019, and prior to that served in the role of Vice President, Drug Discovery since June 2016. Prior to joining Foghorn, Dr. Bellon was Senior Director and Executive Director of Constellation Pharmaceuticals, starting in September 2008. At Constellation Pharmaceuticals, Dr. Bellon built the structural biology group and the bromodomain platform. Dr. Bellon has also held positions at Amgen and Vertex Pharmaceuticals and has more than 25 years of experience in drug discovery. Dr. Bellon received his B.S. from Haverford College and his Ph.D. from the Massachusetts Institute of Technology.

Carlos Costa has served as our Chief People Officer since August 2022. He previously served as our SVP and VP of People & Organization, since joining the Company in 2018. Prior to joining the Company, Mr. Costa held various roles of increasing responsibility at Biogen, in multiple areas and geographies ranging from human resources business partner for Spain, Portugal, and Italy, to HR lead for global commercial functions in the United States and the Emerging Markets region. In his most recent role at Biogen, Mr. Costa was the head of human resources for Europe, Canada, and International Partner Markets. Before joining Biogen, he spent 10 years serving as HR business partner in companies like Gillette and Roche, where he built teams, led transformations and served as strategic partner to the business. Mr. Costa holds a BS in law from UNED in Spain and received his human resources master’s degree from EADA in Barcelona. He also holds a PDD from IE Instituto de Empresa, Madrid and the Executive Leadership Program at Harvard Business School, Boston.

Michael LaCascia has served as our Chief Legal Officer since November 2020. Prior to joining Foghorn, Mr. LaCascia served as Senior Vice President and General Counsel from May 2019 to April 2020 and Chief Legal Officer from April 2020 through October 2020 of Q-State BioSciences, Inc. From January 2014 through October 2015, Mr. LaCascia was a Vice President, Corporate Legal at Vertex Pharmaceuticals Incorporated and

later became Vertex’s Senior Vice President and General Counsel and Corporate Secretary from October 2015 through February 2019. Prior to his time at Vertex, Mr. LaCascia was an equity partner at WilmerHale and an adjunct lecturer at Boston University School of Law. Mr. LaCascia received his A.B. from Harvard College and his J.D. from Boston University School of Law.

Alfonso Quintás-Cardama, M.D., has served as our Chief Medical Officer since September 2023. Dr. Quintás-Cardama previously served as Chief Medical Officer of TCR2 Therapeutics Inc., a position he held since 2017. Prior to that, he was the Clinical Development Head of the Cell & Gene Therapies Unit at GlaxoSmithKline PLC in 2017. Between 2014 and 2016, Dr. Quintás-Cardama served as Global Clinical Leader, Cell & Gene Therapy, at Novartis AG and was an Assistant Professor in the Department of Leukemia at the University of Texas, MD Anderson Cancer Center from 2009 to 2014. Dr. Quintás-Cardama received his M.D. from the Universidad de Santiago de Compostela School of Medicine in Spain. He completed an internship and residency in the Department of Medicine of the Albert Einstein College of Medicine, and a hematology and oncology fellowship and a leukemia fellowship at the University of Texas, MD Anderson Cancer Center.

Anna Rivkin, Ph.D., has served as our Chief Business Officer since September 2024. Dr. Rivkin served as the Vice President, Transactions, Business Development at Bristol Myers Squibb (BMS) from May to August 2024. Prior to that role, Dr. Rivkin was the Vice President of Business Development for Immunology, Cardiovascular and Neuroscience at BMS from 2021-2024. Dr. Rivkin joined BMS in Business Development in 2015 and has held a variety of roles of increasing responsibility. Prior to her time at BMS, Dr. Rivkin was the Director of Business Development and Licensing at Merck having started her career there in Clinical Development. She holds a B.A. from Johns Hopkins University and Ph.D. from Case Western Reserve University School of Medicine.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Introduction

This section provides an overview of the compensation awarded to, earned by, or paid to our principal executive officer and our next two most highly compensated executive officers, listed below, in respect of their service to us for the fiscal year ended December 31, 2025. We refer to these individuals as our named executive officers. Our named executive officers are:

•	Adrian Gottschalk, our President and Chief Executive Officer;

•	Steven Bellon, Ph.D., our Chief Scientific Officer; and

•	Alfonso Quintás-Cardama, M.D., our Chief Medical Officer.

The Compensation Committee of our Board of Directors (the “Compensation Committee”) was responsible for determining the compensation of our executive officers during fiscal year 2025, subject, in the case of our Chief Executive Officer, to the approval of our Board of Directors. Our Chief Executive Officer made recommendations to the Compensation Committee about the compensation of his direct reports in respect of fiscal years 2025 and 2024.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers in respect of their service to us for the fiscal years ended December 31, 2025 and 2024:

Name and principal position	Year	Salary ($)(1)	Bonus ($)	Option awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Adrian Gottschalk	2025	638,000	—	1,334,037	385,990	3,000	2,361,027
President and Chief Executive Officer	2024	601,500	—	673,861	281,201	3,000	1,559,562

Steven Bellon	2025	505,000	—	469,255	222,200	3,000	1,199,455
Chief Science Officer	2024	485,000	—	249,312	164,900	3,000	902,212

Alfonso Quintás-Cardama	2025	494,000	—	419,605	217,360	3,000	1,133,965
Chief Medical Officer	2024	471,000	—	135,349	160,140	3,000	769,489

(1)	The amounts reported for Mr. Gottschalk and Drs. Bellon and Quintás-Cardama include employee contributions made to our 401(k) plan.
(2)

The amounts reported represent the aggregate grant date fair value of options to purchase our common stock granted to Mr. Gottschalk and Drs. Bellon and Quintás-Cardama in fiscal year 2025 and 2024, as applicable, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the stock options for this purpose are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K.

(3)

The amounts reported represent the annual bonus earned by each of the named executive officers for the relevant fiscal year, to the extent applicable, based on the attainment of corporate performance goals as described below under “Annual Bonuses.”

(4)	The amounts reported reflect a $3,000 matching contribution made by the Company under our 401(k) plan on behalf of each of our named executive officers in 2025 and 2024.

Narrative Disclosure to Summary Compensation Table

Base Salary

The letter agreement with each named executive officer, described below, establishes an initial base salary for the named executive officer. For 2025, the base salary of Mr. Gottschalk was $638,000 (increased from $601,500 for

2024), the base salary of Dr. Bellon was $505,000 (increased from $485,000 in 2024), and the base salary of Dr. Quintás-Cardama was $494,000 (increased from $471,000 in 2024). For 2026, Mr. Gottschalk’s base salary was increased to $698,000, Dr. Bellon’s base salary was increased to $530,000 and Dr. Quintás-Cardama’s base salary was increased to $494,000, in each case based upon information provided by Pay Governance regarding market competitive compensation levels at companies against whom we compete for executive talent.

Annual Bonuses

With respect to fiscal year 2025, each of Mr. Gottschalk and Drs. Bellon and Quintás-Cardama was eligible to receive an annual bonus, with the initial target amount of such bonus for each named executive officer set forth in his letter agreement with us, described below. For fiscal year 2025, the target bonus amount, expressed as a percentage of base salary, for each of Mr. Gottschalk and Drs. Bellon and Quintás-Cardama was as follows: up to 55%, up to 40% and up to 40%, respectively. Annual bonuses for fiscal year 2025 for our named executive officers were based on the attainment of certain corporate performance goals as determined by the Compensation Committee, including those related to capital raising and financing, further development of clinical assets, advancement of pipeline candidates, and research and development targets. For 2025, the Compensation Committee determined that, based on the level of attainment of the applicable corporate performance goals and other factors determined relevant by the Compensation Committee, each eligible executive was eligible to earn 110% of his bonus target. As a result, Mr. Gottschalk earned a bonus of $385,990, Dr. Bellon earned a bonus of $222,200, and Dr. Quintás-Cardama earned a bonus of $217,360.

Agreements With Our Named Executive Officers

Each named executive officer is party to a letter agreement (as amended and restated, in the case of Mr. Gottschalk and Dr. Bellon) with us that sets forth the terms and conditions of his employment. The material terms of the agreements are described below. The terms “cause,” “good reason” and “change of control” referred to below are defined in the respective named executive officer’s agreement.

Mr. Gottschalk. In connection with our initial public offering, we entered into an amended and restated letter agreement with Mr. Gottschalk that provides for an initial base salary and an initial target annual bonus, each of which has subsequently been increased, as described above. The amended and restated letter agreement provides that, as long as he is our Chief Executive Officer, we will nominate Mr. Gottschalk to serve on our Board of Directors and he will serve as a member of our Board of Directors if elected.

Mr. Gottschalk also entered into an Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreement under which he has agreed not to compete with us during his employment and for 12 months following the termination of his employment, except for any termination due to layoff or without cause (as defined in this agreement), in exchange for garden leave pay during the post-employment non-competition period equal to 50% of his highest annual base salary during the two years prior to termination of his employment. We may elect to waive the post-employment non-competition period, in which case no garden leave pay would be due. Pursuant to the terms of this agreement, Mr. Gottschalk also has agreed to a perpetual obligation of confidentiality, the assignment of intellectual property and the protection and return of documents and other materials, and not to solicit our customers or business partners, or solicit or hire our employees or independent contractors, during his employment and for 12 months following termination of his employment.

Dr. Bellon. On January 26, 2022, we entered into an amended and restated letter agreement with Dr. Bellon that provided for an initial base salary, which has subsequently been increased, as described above, and a target annual bonus of 40% of his annual base salary.

Dr. Bellon also entered into an Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreement, which has terms substantially similar to Mr. Gottschalk’s Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreement, as described above.

Dr. Quintás-Cardama. On August 4, 2023, we entered into a letter agreement with Dr. Quintás-Cardama that provided for an initial base salary, which has subsequently been increased as described above, and a target annual bonus of 40% of his annual base salary.

Dr. Quintás-Cardama also entered into an Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreement, which has terms substantially similar to Mr. Gottschalk’s Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreement, as described above.

Severance Upon Termination of Employment; Change in Control.

Mr. Gottschalk. If Mr. Gottschalk’s employment is terminated by us without cause or if he resigns for good reason outside of a change of control, he will be entitled to receive (i) severance in an amount equal to 12 months of his then-current base salary, payable in installments over six months; (ii) payment of the employer portion of COBRA premiums for 12 months, subject to his eligibility for, and timely election of, COBRA coverage; and (iii) any earned but unpaid bonus relating to the calendar year prior to the year of termination, payable at the same time bonuses otherwise are paid to active employees.

If Mr. Gottschalk’s employment is terminated by us without cause or if he resigns for good reason within the four months prior to or 12 months following a change of control, he will be entitled to receive (i) severance in an amount equal to 1.5 times the sum of (A) his then-current base salary plus (B) his target annual bonus for the year of termination, payable in installments over 12 months; (ii) payment of the employer portion of COBRA premiums for 18 months, subject to his eligibility for, and timely election of, COBRA coverage; (iii) any earned but unpaid bonus relating to the calendar year prior to the year of termination, payable at the same time bonuses otherwise are paid to active employees; and (iv) full acceleration of time-based stock options and other time-based equity awards.

Dr. Bellon. If Dr. Bellon’s employment is terminated by us without cause or if he resigns for good reason outside of a change of control, he will be entitled to receive (i) severance in an amount equal to nine months of his then-current base salary, payable in installments over nine months; (ii) payment of the employer portion of COBRA premiums for nine months, subject to his eligibility for, and timely election of, COBRA coverage; and (iii) any earned but unpaid bonus relating to the calendar year prior to the year of termination, payable at the same time bonuses otherwise are paid to active employees.

If Dr. Bellon’s employment is terminated by us without cause or if he resigns for good reason within the three months prior to or 12 months following a change of control, he will be entitled to receive (i) severance in an amount equal to the sum of (A) his then-current base salary plus (B) his target annual bonus for the year of termination, payable in installments over 12 months; (ii) payment of the employer portion of COBRA premiums for 12 months, subject to his eligibility for, and timely election of, COBRA coverage; (iii) any earned but unpaid bonus relating to the calendar year prior to the year of termination, payable at the same time bonuses otherwise are paid to active employees; and (iv) full acceleration of time-based stock options and other time-based equity awards.

Dr. Quintás-Cardama. If Dr. Quintás-Cardama’s employment is terminated by us without cause or if he resigns for good reason outside of a change of control, he will be entitled to receive (i) severance in an amount equal to nine months of his then-current base salary, payable in installments over nine months; (ii) payment of the employer portion of COBRA premiums for nine months, subject to his eligibility for, and timely election of, COBRA coverage; and (iii) any earned but unpaid bonus relating to the calendar year prior to the year of termination, payable at the same time bonuses otherwise are paid to active employees.

If Dr. Quintás-Cardama’s employment is terminated by us without cause or if he resigns for good reason within the three months prior to or 12 months following a change of control, he will be entitled to receive (i) severance in an amount equal to the sum of (A) his then-current base salary plus (B) his target annual bonus for the year of termination, payable in installments over 12 months; (ii) payment of the employer portion of COBRA premiums for 12 months, subject to his eligibility for, and timely election of, COBRA coverage; (iii) any earned but unpaid bonus relating to the calendar year prior to the year of termination, payable at the same time bonuses otherwise are paid to active employees; and (iv) full acceleration of time-based stock options and other time-based equity awards.

Severance Subject to Compliance with Restrictive Covenant Obligations and Release of Claims. Our obligation to provide severance payments and other benefits under each named executive officer’s letter agreement (as amended and restated, in the case of Mr. Gottschalk and Dr. Bellon) is conditioned on (i) the executive providing a timely and effective separation agreement containing a release of claims in favor of us; and (ii) the executive’s continued compliance with applicable restrictive covenant obligations, including any non-competition, non-solicitation and confidentiality restrictions.

Section 280G of the Code. Each named executive officer’s letter agreement (as amended and restated, in the case of Mr. Gottschalk and Dr. Bellon) provides for a Section 280G “better of provision” such that payments or benefits that each named executive officer receives in connection with a change in control will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after tax payment amount for such named executive officer than if he had been paid the full amount of such payments or benefits, with such payments and benefits subject to the excise tax.

Equity Compensation

Each of our named executive officers received a grant of options to purchase shares of our common stock in 2025 pursuant to the terms of the Foghorn Therapeutics Inc. 2020 Equity Incentive Plan (the “2020 Plan”).

On January 22, 2025, Mr. Gottschalk was granted an option to purchase 400,000 shares of our common stock, which option vested as to 25% of the underlying shares on January 22, 2026, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Mr. Gottschalk’s continued employment with us through the applicable vesting date.

On January 22, 2025, Dr. Bellon was granted an option to purchase 140,000 shares of our common stock, which will vest as to 25% of the underlying shares on January 22, 2026, and as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Bellon’s continued employment with us through the applicable vesting date.

On January 22, 2025, Dr. Quintás-Cardama was granted an option to purchase 125,000 shares of our common stock, which will vest as to 25% of the underlying shares on January 22, 2026 and as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Quintás-Cardama’s continued employment with us through the applicable vesting date.

Policies and Practices Related to the Timing of Equity Grants
We generally grant annual equity-based awards, including stock options, to our executive officers in January of each year, in connection with our annual compensation review process, although the exact timing may change from year to year. The Compensation Committee may also grant, or delegate to the Chief Executive Officer the authority to grant to our non-executive
employees, equity awards, including stock options, at different times of the year for new hires and in connection with promotions. None of the Compensation Committee, our Board of Directors, or the Chief Executive Officer grants equity awards in anticipation of the release of material non-public
information and we have not timed the disclosure of material non-public
information for the purpose of affecting the value of executive compensation.
The following table contains information required by Item 402(x)(2) of Regulation
S-K
about stock options granted to Mr. Gottschalk and Drs. Bellon and
Quintás-Cardama
on January 22, 2025. On January 24, 2025 we filed a Form
8-K
disclosing we had received notice from the Nasdaq Stock Market LLC (the “Nasdaq”) notifying us that we were out of compliance with Nasdaq’s audit committee requirements as set forth in Nasdaq Listing Rule 5605, which requires, among other things, that each listed company must have an audit committee comprised of at least three members, each of whom must meet certain independence and other qualifications as set forth in such rule. We are now in compliance with Listing Rule 5605. During 2025, the Company did not grant any other stock options to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form
10-Q
or Form
10-K,
or the filing or furnishing of any Company current report on Form
8-K
(other than a current report on Form
8-K
disclosing a material new option award grant under Item 5.02(e) of that form) that disclosed any material non-public
information.

Name	Grant date	Number of shares underlying the award	Exercise price of the award ($/sh)	Grant date fair value of the award
Percentage change in the
closing market price of the
securities underlying the award
between the trading day ending
immediately prior to the
disclosure of material
nonpublic information and the
trading day beginning
immediately following the
disclosure of material
nonpublic information

Adrian Gottschalk	1/22/2025	400,000	4.37	1,334,037	(5.9)%
Steven Bellon	1/22/2025	140,000	4.37	469,255	(5.9)%
Alfonso Quintás-Cardama	1/22/2025	125,000	4.37	419,605	(5.9)%
Employee and Retirement Benefits
We currently provide broad-based health and welfare benefits, and certain commuter benefits, that are available to our full-time employees, including our named executive officers, including health, life, disability, vision and dental insurance. In addition, we maintain a 401(k) retirement plan for our full-time employees. The 401(k) plan permits us to make discretionary employer contributions. In 2025, we made employer contributions to the 401(k) plan of up to $3,000 per employee, including for our named executive officers. Other than the 401(k) plan, we do not provide any qualified or non-qualified
retirement or deferred compensation benefits to our employees, including our named executive officers.

Outstanding Equity Awards at Fiscal Year-end Table

The following table sets forth information about outstanding equity awards held by each of our named executive officers as of December 31, 2025:

Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($/share)	Option expiration date
Adrian Gottschalk	418,926	—	0.54	5/29/2027	(1)
	250,697	—	3.72	2/20/2029	(2)
	310,810	—	8.77	8/17/2030	(3)
	300,000	—	16.63	1/27/2031	(4)
	412,500	27,500	14.87	1/25/2032	(5)
	192,500	87,500	8.38	1/25/2033	(6)
	131,250	168,750	3.06	1/23/2034	(7)
	—	400,000	4.37	1/21/2035	(8)
Steven Bellon	3,716	—	3.72	2/12/2029	(9)
	29,730	—	8.77	8/17/2030	(10)
	64,864	—	8.77	8/19/2030	(11)
	50,000	—	16.63	1/27/2031	(12)
	140,625	9,375	14.87	1/25/2032	(13)
	68,750	31,250	8.38	1/25/2033	(14)
	48,125	61,875	3.06	1/23/2034	(15)
	—	140,000	4.37	1/21/2035	(16)
Alfonso Quintás-Cardama	153,000	119,000	7.57	9/12/2033	(17)
	26,250	33,750	3.06	1/25/2034	(18)
	—	125,000	4.37	1/23/2035	(19)

(1)

Represents an option to purchase 905,405 shares of our common stock, granted on May 30, 2017, which vested as to 25% of the underlying shares on May 30, 2018, and vested as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters.

(2)

Represents an option to purchase 250,697 shares of our common stock, granted on February 20, 2019, which vested as to 25% of the underlying shares on January 30, 2020, and vested as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters.

(3)

Represents an option to purchase 310,810 shares of our common stock, granted on August 18, 2020, which vested as to 25% of the underlying shares on August 18, 2021, and vested as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters.

(4)

Represents an option to purchase 300,000 shares of our common stock, granted on January 28, 2021, which vested as to 25% of the underlying shares on January 28, 2022, and vested as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters.

(5)

Represents an option to purchase 440,000 shares of our common stock, granted on January 26, 2022, which vested as to 25% of the underlying shares on January 26, 2023, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Mr. Gottschalk’s continued employment with us through the applicable vesting date.

(6)

Represents an option to purchase 280,000 shares of our common stock, granted on January 26, 2023, which vested as to 25% of the underlying shares on January 26, 2024, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Mr. Gottschalk’s continued employment with us through the applicable vesting date.

(7)

Represents an option to purchase 300,000 shares of our common stock, granted on January 24, 2024, which vested as to 25% of the underlying shares on January 24, 2025, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Mr. Gottschalk’s continued employment with us through the applicable vesting date.

(8)

Represents an option to purchase 400,000 shares of our common stock, granted on January 22, 2025, which vested as to 25% of the underlying shares on January 22, 2026, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Mr. Gottschalk’s continued employment with us through the applicable vesting date.

(9)

Represents an option to purchase 3,716 shares of our common stock, granted on February 13, 2019, which vested as to 25% of the underlying shares on February 13, 2020, and vested as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters.

(10)

Represents an option to purchase 29,730 shares of our common stock, granted on August 18, 2020, which vested as to 25% of the underlying shares on August 18, 2021, and vested as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters.

(11)

Represents an option to purchase 64,864 shares of our common stock, granted on August 20, 2020, which vested as to 25% of the underlying shares on August 20, 2021, and vested as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters.

(12)

Represents an option to purchase 50,000 shares of our common stock, granted on January 28, 2021, which vested as to 25% of the underlying shares on January 28, 2022, and vested as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters.

(13)

Represents an option to purchase 150,000 shares of our common stock, granted on January 26, 2022, which vested as to 25% of the underlying shares on January 26, 2023, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Bellon’s continued employment with us through the applicable vesting date.

(14)

Represents an option to purchase 100,000 shares of our common stock, granted on January 26, 2023, which vested as to 25% of the underlying shares on January 26, 2024, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Bellon’s continued employment with us through the applicable vesting date.

(15)

Represents an option to purchase 110,000 shares of our common stock, granted on January 24, 2024, which vested as to 25% of the underlying shares on January 24, 2025, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Bellon’s continued employment with us through the applicable vesting date.

(16)

Represents an option to purchase 140,000 shares of our common stock, granted on January 22, 2025, which vested as to 25% of the underlying shares on January 22, 2026, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Bellon’s continued employment with us through the applicable vesting date.

(17)

Represents an option to purchase 272,000 shares of our common stock, granted on September 11, 2023, which vested as to 25% of the underlying shares on September 11, 2024, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Quintás-Cardama’s continued employment with us through the applicable vesting date.

(18)

Represents an option to purchase 60,000 shares of our common stock, granted on January 24, 2024, which vested as to 25% of the underlying shares on January 24, 2025, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Quintás-Cardama’s continued employment with us through the applicable vesting date.

(19)

Represents an option to purchase 125,000 shares of our common stock, granted on January 22, 2025, which vested as to 25% of the underlying shares on January 22, 2026, and vests as to 6.25% of the underlying shares on the first day of each calendar quarter thereafter, for the subsequent 12 calendar quarters, generally subject to Dr. Quintás-Cardama’s continued employment with us through the applicable vesting date.

Director Compensation

The following table sets forth information concerning the compensation awarded to, earned by, or paid to our non-employee directors during the fiscal year ended December 31, 2025. Mr. Gottschalk’s compensation for 2025 is included with that of our other named executive officers above.

Name	Fees Earned or Paid in Cash ($)(1)(2)	Option Awards ($)(3)(4)(5)	Total ($)
Douglas Cole, M.D.	$85,351	$91,970	$177,321
Scott Biller, Ph.D.	$44,784	$91,970	$136,754
Stuart Duty	$31,667	$163,002	$194,669
Neil Gallagher, M.D., Ph.D.	$30,000	$163,002	$193,002
Simba Gill, Ph.D.	$59,067	$91,970	$151,037
Thomas Lynch, M.D.	$48,117	$91,970	$140,087
Michael Mendelsohn, M.D.	$55,351	$91,970	$147,321
B. Lynne Parshall	$59,784	$91,970	$151,754
Ian Smith	$40,000	$91,970	$131,970

(1)	All cash fees payable in respect of Dr. Cole’s board service are remitted to an affiliate of Flagship Pioneering, Inc.
(2)	Mr. Duty and Dr. Gallagher were appointed to the Board of Directors on May 1, 2025 and their cash compensation for 2025 was pro-rated accordingly.
(3)

In 2025, each non-employee director who served on our Board of Directors for at least six months prior to the 2025 annual meeting of stockholders was granted an option to purchase 25,000 shares of our common stock on June 17, 2025, following the 2025 annual meeting of stockholders. Mr. Duty and Dr. Gallagher were appointed to the Board of Directors on May 1, 2025, and were each granted an initial option under our Director Compensation Policy, as described below, to purchase 50,000 shares of our common stock on May 1, 2025.

(4)

The amounts reported represent the aggregate grant date fair value of options to purchase our common stock granted to our non-employee directors in fiscal year 2025, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the stock options for this purpose are set forth in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K.

(5)	Non-employee directors who served on our Board of Directors during 2025 held the following unexercised stock options as of December 31, 2025:

Name	Number of Shares Underlying Stock Options (#)
Douglas Cole, M.D.	85,530
Scott Biller, Ph.D.	180,124
Stuart Duty	50,000
Neil Gallagher, M.D., Ph.D.	50,000
Simba Gill, Ph.D.	192,718
Thomas Lynch, M.D.	89,000
Michael Mendelsohn, M.D.	180,124
B. Lynne Parshall	89,000
Ian Smith	161,891

Revised Director Compensation Policy

On March 19, 2025, based on information provided to the Compensation Committee by Pay Governance, the Board of Directors amended the Company’s non-employee director compensation policy (the “Director Compensation Policy”) such that (i) the annual cash fee to each non-employee director member of the

Compensation Committee increased from $5,000 to $6,000; (ii) the annual cash fee to each non-employee director member of the Nominating and Corporate Governance Committee increased from $4,000 to $5,000; (iii) the annual cash fee to each non-employee member of the Science Committee increased from $4,000 to $5,000; (iv) the annual cash fee to the Compensation Committee Chair increased from $10,000 to $12,000; (v) the annual cash fee to the Nominating and Corporate Governance Committee Chair increased from $8,000 to $10,000; (vi) the annual cash fee to the Science Committee Chair increased from $8,000 to $10,000; (vii) the annual equity grant to each non-employee director who has served a member of the Board of Directors for at least six months prior to the Annual Meeting of Stockholders increased from 16,000 options to 25,000 options (as further described below); and (viii) the initial equity grant for each non-employee director who is first elected or appointed to our Board of Directors increased from 32,000 options to 50,000 options (as further described below).

Under the Director Compensation Policy, our non-employee directors were compensated as follows as of December 31, 2025:

•	each non-employee director received an annual cash fee of $40,000 ($70,000 for the chair of our Board of Directors);

•	each non-employee director who was a member of the audit committee received an additional annual cash fee of $7,500 ($15,000 for the audit committee chair);

•	each non-employee director who was a member of the compensation committee received an additional annual cash fee of $6,000 ($12,000 for our compensation committee chair);

•

each non-employee director who was a member of the nominating and corporate governance committee or the science committee received an additional annual cash fee of $5,000 ($10,000 for the nominating and corporate governance or science committee chair);

•

each non-employee director who was first elected or appointed to our Board of Directors after our initial public offering is granted an option under the 2020 Plan, to purchase 50,000 shares of our common stock (but in no event will a non-employee director’s initial grant have a grant date fair value, determined in accordance with FASB ASC 718, that exceeds $600,000); and

•

each non-employee director who has served as a member of our Board of Directors for at least a six-month period prior to the first meeting of our Board of Directors following the annual meeting of our stockholders is annually granted an option under the 2020 Plan to purchase 25,000 shares of our common stock (but in no event will a non-employee director’s annual grant have a grant date fair value, determined in accordance with FASB ASC 718, that exceeds $300,000).

The stock options granted to our non-employee directors will have a per share exercise price at least equal to the closing price of a share of our common stock on the date of grant and will expire not later than ten years after the date of grant. The stock option granted to a non-employee director upon his or her initial election to our Board of Directors will vest as to one-third of the underlying shares on each of the first three anniversaries of the date of grant, subject to such director’s continued service on our Board of Directors. The annual stock options granted to our non-employee directors will vest in full on the first anniversary of the date of grant, subject to the director’s continued service on our Board of Directors.

Each non-employee director is entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of our Board of Directors and any committee on which he or she serves.

Pursuant to the terms of the 2020 Plan, the aggregate value of all compensation granted or paid to any director with respect to any calendar year, including awards granted under the 2020 Plan and cash fees or other compensation paid by us to such director outside of the 2020 Plan for his or her services as a director during such calendar year, is subject to a limit of $750,000 in the aggregate ($1,000,000 in the aggregate with respect to a director’s first year of service on our Board of Directors).

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of Foghorn’s common stock to file reports of ownership and changes in ownership with the SEC. As a matter of practice, the Company assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of such forms, as well as information provided by the reporting persons, we believe that each of our executive officers, directors and beneficial owners of more than 10% of our common stock complied with the reporting requirements of Section 16(a) during the year ended December 31, 2025.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between compensation actually paid to our NEOs and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC. The disclosure does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (1)(2)	Average Summary Compensation Table Total for Non-PEO NEO (1)	Average Compensation Actually Paid to Non-PEO NEO (1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (3)	Net Income (Loss) (Thousands $) (4)
2025	2,361,027	3,065,490	1,174,643	1,430,713	83.72	(74,283)
2024	1,559,562	2,380,101	1,680,594	1,395,939	73.18	(86,620)

(1)
Summary Compensation Table amounts reported include fair value of stock grants calculated in accordance with FASB ASC 718, rather than the cash amounts paid to or realized by the named individual. Mr. Gottshalk served as our principal executive officer (“PEO”) for the full year in 2025 and 2024. The
Non-PEO
Named Executive Officers (the
“Non-PEO
NEOs”) include the following individuals: for fiscal year 2025, Dr. Bellon and
Dr. Quintás-Cardama
and for fiscal year 2024, Dr. Rivkin and our former Chief Financial Officer, Kristian Humer.

(2)	PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation:

Fiscal Year	2025	2024
Summary Compensation Table Total	2,361,027	1,559,562
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	—	—
Deduction for Amounts Reported Under the “Option Awards” Column in the SCT	(1,334,037)	(673,861)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	1,916,800	1,242,000
Increase for Fair Value of Awards Granted during year that Vest during year	—	—
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-End of Awards Granted Prior to year that were Outstanding and Unvested as of Year-End	183,200	283,600
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(61,500)	(31,200)
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—
Increase based upon Incremental Fair Value of Awards Modified during year	—	—
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	—	—
Compensation Actually Paid	3,065,490	2,380,101

Non-PEO
NEO Average Summary Compensation Table Total to Average Compensation Actually Paid Reconciliation

Fiscal Year	2025	2024
Summary Compensation Table Total	1,174,643	1,680,594
Deduction for Amounts Reported under the “Stock Awards” Column in the SCT	—	—
Deduction for Amounts Reported Under the “Option Awards” Column in the SCT	(444,430)	(1,187,355)
Increase for Fair Value of Awards Granted during year that Remain Unvested as of Year end	634,900	902,700
Increase for Fair Value of Awards Granted during year that Vest during year	—	—
Increase/deduction for Change in Fair Value from Prior Year-end to current Year-End of Awards Granted Prior to year that were Outstanding and Unvested as of Year-End	83,200	—
Increase/deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to year that Vested during year	(17,600)	—
Deduction of Fair Value of Awards Granted Prior to year that were Forfeited during year	—	—
Increase based upon Incremental Fair Value of Awards Modified during year	—	—
Increase based on Dividends or Other Earnings Paid during year prior to Vesting Date of Award	—	—
Compensation Actually Paid	1,430,713	1,395,939

(3)
Cumulative Total Shareholder Return (“TSR”) is the calculated difference between our share price at the end and the beginning of the applicable measurement period, and our share price at the beginning of the measurement period. To perform this calculation, we assume a $100 investment on December 31, 2023.

(4)	The dollar amount reported represents the amount of net income (loss) reflected in our audited financial statements for the applicable year.

Relationship of Compensation Actually Paid and Our Total Shareholder Return
The graph below sets forth the relationship between the amount of Compensation Actually Paid to our PEO, the average amount of Compensation Actually Paid to our
Non-PEO
NEO, and the Company’s cumulative TSR over the two most recently completed fiscal years.

Relationship of Compensation Actually Paid and Our Net Income
The graph below sets forth the amount of Compensation Actually Paid to our PEO, the amount of Compensation Ac tua
lly Paid to our
Non-PEO
NEO, and our net income during the two most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Net Loss (in thousands)
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$(68,000)
$(70,000)
$(72,000)
$(74,000)
$(76,000)
$(78,000)
$(80,000)
$(82,000)
$(84,000)
$(86,000)
$(88,000)
Net Loss (in thousands)
$(86,620)
$(74,283)
FY2024
FY2025
PEO CAP
Average NEO's CAP
Net Loss (in thousands)

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed the audited consolidated financial statements of Foghorn for the year ended December 31, 2025 and has discussed these statements with management and Deloitte & Touche LLP, or Deloitte, the Company’s independent registered public accounting firm. Foghorn management is responsible for preparing the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The independent registered public accounting firm audits the annual consolidated financial statements prepared by management, expresses an opinion as to whether those consolidated financial statements present fairly the consolidated financial position, results of operations and cash flows of Foghorn in conformity with U.S. generally accepted accounting principles and discusses any issues it believes should be raised with us. The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025.

The Audit Committee also received from, and discussed with, Deloitte the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the Securities and Exchange Commission.

Deloitte also provided the Audit Committee with the written disclosures and the letter required by Rule 3526 of the PCAOB. PCAOB Rule 3526 requires independent registered public accounting firms annually to disclose in writing all relationships that in their professional opinion may reasonably be thought to bear on independence, to confirm their perceived independence and engage in a discussion of independence. The Audit Committee has reviewed this disclosure and has discussed with Deloitte its independence from Foghorn.

Based on its discussions with management and Deloitte, and its review of the representations and information provided by management and Deloitte, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Foghorn Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the Securities and Exchange Commission.

The Audit Committee of Foghorn Therapeutics Inc.

B. Lynne Parshall, Chair

Stuart Duty

Balkrishan (Simba) Gill

Principal Accountant Fees and Services

We regularly review the services and fees of Deloitte & Touche LLP, our independent registered public accounting firm. These services and fees are also reviewed by the Audit Committee on an annual basis. The aggregate fees billed for the fiscal years ended December 31, 2025 and 2024 for each of the following categories of services are as follows:

Fee Category	2025	2024
Audit Fees (1)	$874,037	$732,790
Audit-Related Fees (2)	—	95,400
Tax Fees (3)	—	—
All Other Fees (4)	3,790	3,790

Total Fees	$877,827	$831,980

(1)

Audit fees in 2025 and 2024 consist of fees billed for professional services for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements included in our quarterly reports on Form 10-Q and other professional services normally provided in connection with statutory and regulatory filings, including the issuance of comfort letters and the issuance of consents on registration statements.

(2)	Audit Related Fees in 2024 consist of fees billed for services provided in connection with our public offering. There were no such fees incurred in 2025.
(3)	Tax fees consist of fees billed for tax planning and consulting purposes.
(4)	All Other Fees consist of an annual license fee for the use of accounting research software.

The Audit Committee pre-approved 100% of services performed since the pre-approval policy was adopted.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by Deloitte & Touche LLP. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee consistent with applicable law and listing standards, provided that the decisions of such Audit Committee member or members must be communicated to the Audit Committee at its next scheduled meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transactions Policy

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. Under the policy, a “related person” includes the company’s executive officers, directors (including director nominees) and stockholders owning more than 5% of our Common Stock. In reviewing and approving any such transactions, our audit committee is tasked with considering all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

Except as described below, there have been no transactions since January 1, 2025, in which we were a party, the amount involved exceeded or will exceed $120,000 and in which any related person had a direct or indirect material interest.

Consulting Agreement with Cigall Kadoch, Ph.D.

In October 2015, we entered into a consulting agreement with Cigall Kadoch, Ph.D., our academic co-founder, former director and holder of more than 5% of our Common Stock, pursuant to which Dr. Kadoch provides advisory services related to the manufacturing and sale of products and services related to chromatin remodeling. Under the terms of the consulting agreement, Dr. Kadoch received a grant of 3,953,469 shares of our common stock. Additionally, we agreed to pay Dr. Kadoch a consulting fee of $150,000 per year payable in monthly installments in arrears beginning with the effective date of the consulting agreement, and we agreed to reimburse her for reasonable business expenses incurred in connection with the performance of the services under the agreement. In January 2019, we agreed to increase the consulting fee payable to Dr. Kadoch to $225,000 per year, payable in monthly installments in arrears. Starting in October 2020, the consulting fee payable to Dr. Kadoch was stepped down to an annualized rate of $114,000. In September 2022, the consulting fee payable to Dr. Kadoch was increased to $159,000 per year.

In September 2022, this agreement was extended to January 1, 2024, subject to automatic one-year renewal terms until terminated. During the years ended December 31, 2025 and 2024, we paid Dr. Kadoch $0.2 million pursuant to this agreement.

Collaboration with Eli Lilly and Company

On December 10, 2021, we entered into a strategic collaboration (the “Lilly Collaboration Agreement”) with Eli Lilly and Company (“Lilly”). Concurrent with the Lilly Collaboration Agreement the Company also entered into a stock purchase agreement where the Company issued and sold Lilly 4,000,000 shares of our common stock at a price of $20.00 per share, making them a 5% or greater shareholder in the Company for the years ended December 31, 2025, 2024 and 2023. During the third quarter of 2023, pursuant to the terms of the Lilly Collaboration Agreement, we transitioned the SMARCA2 Selective inhibitor program into development activities for which Lilly will lead and the Company will participate and share in 50% of the costs until registrational trials. For the year ended 2025, the Company paid Lilly $8.2 million. As of December 31, 2025, the Company had a payable to Lilly of $1.0 million recorded in accrued expenses and other current liabilities on the Company’s consolidated balance sheets.

2026 Equity Offering

On January 9, 2026, we entered into securities purchase agreements (the “Purchase Agreements”) with certain leading life sciences investors, including entities affiliated with BVF Partners, L.P., Flagship Pioneering, Inc., Deerfield Partners LP and FMR LLC, each a holder of more than 5% of our common stock, relating to the issuance and sale of (i) 2,030,314 shares of our common stock, (ii) pre-funded warrants to purchase 5,421,250 shares of our common stock (the “Pre-Funded Warrants”), and (iii) Series 1 Warrants and Series 2 Warrants (together the “Series Warrants”), to purchase an aggregate of 7,451,564 shares of our common stock, for gross proceeds of approximately $50 million before any offering expenses and excluding any proceeds we may receive upon exercise of the Pre-Funded Warrants and Series Warrants. The offering price for the securities was $6.71 per share of common stock ($6.7099 for each Pre-Funded Warrant). Each Series 1 Warrant has an initial exercise price of $13.42 per share and each Series 2 Warrant has an initial exercise price of $20.13 per share, in each case subject to certain adjustments. The Pre-Funded Warrants were immediately exercisable at an initial exercise price of $0.0001 per share and have a term of 20 years. The Series Warrants were immediately exercisable. The Series 1 Warrants and Series 2 Warrants expire on June 30, 2027 and December 31, 2030, respectively. For purposes of this proxy statement, “Series 1 Warrants” means the warrants issued by the Company on January 9, 2026 expiring on June 30, 2027, and “Series 2 Warrants” means the warrants issued by the Company on January 9, 2026 expiring on December 31, 2030.

Under the Purchase Agreements, entities affiliated with (i) BVF Partners, L.P. purchased 540,000 shares of common stock and 3,185,782 Pre-Funded Warrants for an aggregate purchase price of approximately $25 million; (ii) Flagship Pioneering, Inc. purchased 2,235,468 Pre-Funded Warrants for an aggregate purchase price of approximately $15 million; (iii) Deerfield Partners LP purchased 745,156 shares of Common Stock for an aggregate purchase price of approximately $5 million; and (iv) FMR LLC purchased 745,158 shares of common stock for an aggregate purchase price of $5 million.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements each of our directors and executive officers against certain liabilities, costs and expenses, and have purchased directors’ and officers’ liability insurance. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

In accordance with the Company’s certificate of incorporation and bylaws, the Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. Douglas Cole, M.D., Balkrishan (Simba) Gill, Ph.D., and B. Lynne Parshall are the Class III directors whose terms expire at the 2026 Annual Meeting of Stockholders. Each of Douglas Cole, Simba Gill and B. Lynne Parshall has been nominated for and has agreed to stand for election to the Board of Directors to serve as a Class III director of the Company for three years and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

Our bylaws provide for a majority voting standard for the election of directors in an uncontested election. Accordingly, a director nominee will be elected at the Annual Meeting only if the votes properly cast FOR his or her election exceed the votes properly cast as AGAINST with respect to his or her election.

It is intended that, unless you give contrary instructions, shares represented by proxies will be voted FOR the election of the nominees listed. Foghorn has no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the Annual Meeting. Information relating to the nominees for election as directors and for each continuing director, including his period of service as a director of Foghorn, principal occupation and other biographical material, is included in this proxy statement under “Management and Corporate Governance—Board Composition and Structure—Director Biographies.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

NOMINEES FOR CLASS III DIRECTORS.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the Audit Committee’s selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte has served as our independent registered public accounting firm since 2020.

The Audit Committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

We expect that a representative of Deloitte will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL NO. 3—ADVISORY VOTE APPROVING THE COMPENSATION OF FOGHORN’S NAMED EXECUTIVE OFFICERS

In accordance with the Dodd Frank Wall Street Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we request that our stockholders cast a non-binding advisory vote to approve the compensation of the Company’s named executive officers as set forth in the “Executive Compensation” section of this proxy statement, including in the accompanying compensation tables and the corresponding narrative discussion and footnotes. This proposal, commonly known as a say-on-pay vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the framework, policies, and procedures described in this Proxy Statement. Because this is an advisory vote, it will not be binding upon the Company. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

Because we no longer qualify as an “emerging growth company” as defined in the JOBS Act, this is our first year holding a say-on-pay vote in connection with our annual meeting of stockholders.

Our executive compensation philosophy is designed to aid in attracting and retaining a high caliber workforce capable of delivering results at the leading edge of science, medicine, and business. We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation for the fiscal year ended December 31, 2025.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE

ADVISORY VOTE APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS NAMED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4—ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES APPROVING EXECUTIVE COMPENSATION OF FOGHORN’S NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers, similar to Proposal 3 above. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for such a stockholder advisory vote at future annual meetings every one year, every two years or every three years, or they may abstain from this vote.

The Board has determined that providing a stockholder advisory vote to approve the compensation of our named executive officers every year is the most appropriate option for the Company at this time. We believe that an annual vote will give our stockholders the opportunity to provide input on our executive compensation in a consistent and meaningful manner.

Our Compensation Committee and our Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future advisory votes on the compensation of our named executive officers. However, because this vote is advisory and non-binding, our Compensation Committee and our Board of Directors may decide that it is in our best interest and the best interests of our stockholders to hold the advisory vote to approve named executive officer compensation more or less frequently (but no less frequently than once every three years, as required by the Dodd-Frank Act).

This non-binding advisory vote is required to be conducted every six years under Section 14A of the Exchange Act pursuant to the Dodd-Frank Act. Prior to this year, we were exempt from submitting a say-on-pay proposal for a vote by our stockholders as a result of our “emerging growth company” status under the JOBS Act.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “1 YEAR” FOR FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

GENERAL MATTERS

Availability of Certain Documents

A copy of our Annual Report on Form 10-K for the year ended December 31, 2025 has been posted on the Company’s website (https://foghorntx.com) along with this proxy statement. Upon written request, we will mail, without charge, a copy of our Annual Report on Form 10-K, excluding exhibits. Please send a written or oral request to our Corporate Secretary at:

Foghorn Therapeutics Inc.

99 Coolidge Avenue, Ste 500

Watertown, MA 02472

Attention: Corporate Secretary

Email: mlacascia@foghorntx.com

Telephone: (617) 238-4974

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family, unless we have received contrary instructions from one or more of the stockholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address or telephone number above, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, stockholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary at our principal executive offices no later than the close of business on December 31, 2026, which is 120 days prior to the date that is one year from April 30, 2026, the date this year’s proxy statement was released to shareholders. However, if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the date of the 2026 meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2027 annual meeting of stockholders.

Requirements for Stockholder Proposals or Director Nominations to Be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board of Directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Foghorn Therapeutics Inc., 99 Coolidge Avenue, Suite 500, Watertown, MA 02472. To be timely for the 2027 annual meeting, although not included in the proxy statement, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2026 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2027 annual meeting must notify us no earlier than February 24, 2027 and no later than March 26, 2027.

Additionally, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees in connection with our 2027 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board of Directors may do so by writing to the Board, or to the non-employee members of the Board as a group, at:

Foghorn Therapeutics Inc.

99 Coolidge Avenue, Ste 500

Watertown, MA 02472

Attention: Corporate Secretary

The communication must prominently display the legend “BOARD COMMUNICATION” in order to indicate to the Corporate Secretary that it is a communication for the Board. Upon receiving such a communication, the Corporate Secretary will promptly forward the communication to the relevant individual or group to which it is addressed. Certain items that are unrelated to the Board’s duties and responsibilities may be excluded. The Corporate Secretary will not forward any communication determined in his good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this proxy statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Foghorn Therapeutics Inc. Annual Meeting of Stockholders For stockholders of record as of April 27, 2026 Wednesday, June 24, 2026 9:00 AM, Eastern Time Annual Meeting to be held live via the internet—please visit www.proxydocs.com/FHTX for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, June 24, 2026. Internet: • www.proxypush.com/FHTX • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-307-4662 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions Mail: • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: To attend the meeting online and/or participate, you must register at www.proxydocs.com/FHTX This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Adrian Gottschalk, Ryan Maynard and Michael LaCascia, and each of them (the “Named Proxies”), as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Foghorn Therapeutics Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and attorneys upon such to other vote matters in their discretion as may be on properly such other brought matters before as the may meeting properly or come any adjournment before the meeting thereof, and conferring revoking authority any proxy upon heretofore such true given and. lawful THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In postponement their discretion, thereof the Named . Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Foghorn Therapeutics Inc. Annual Meeting of Stockholders Please make your marks like this: The Board of Directors recommends a vote FOR each of the director nominees in Proposal 1, FOR Proposals 2 and 3, and for 1 YEAR on Proposal 4.  BOARD OF DIRECTORS PROPOSAL  YOUR VOTE RECOMMENDS 1. Elect Class III directors each for a three-year term FOR AGAINST ABSTAIN 1.01 Douglas Cole, M.D.  FOR #P2# #P2##P2# =1.02 Balkrishan (Simba) Gill, Ph.D.  FOR #P3# #P3##P3# 1.03 B. Lynne Parshall  FOR #P4# #P4##P4# FOR AGAINST ABSTAIN 2. To ratify the selection of Deloitte & Touche LLP as the independent registered public FOR accounting firm for the Company for the fiscal year ending December 31, 2026. #P5# #P5##P5# 3. To approve, on an advisory basis, the compensation of Foghorn’s named executive FOR officers. #P6# #P6##P6# 1YR 2YR 3YR ABSTAIN 4. To approve, on an advisory basis, the frequency of future advisory votes on the 1 YEAR compensation of Foghorn’s named executive officers. #P7# #P7##P7##P7# To attend the meeting online and/or participate, you must register at www.proxydocs.com/FHTX Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date